Exhibit 10.25

certain identified information, marked herein with [***], has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

OLED PATENT LICENSE AGREEMENT

THIS OLED PATENT LICENSE AGREEMENT (this “Agreement”) is entered into effective as of January 1, 2023 (the “Effective Date”), by and between Samsung Display Co., Ltd. (“SDC”), an entity incorporated under the laws of the Republic of Korea and having a place of business at 1 Samsung-ro, Giheung-gu, Yongin-si, Gyeonggi-do, 17113, Korea, and UDC Ireland Limited (“UDC”), an entity incorporated under the laws of Ireland and having a place of business at Suite 14, Plaza 256, Blanchardstown Corporate Park 2, Ballycoolin, Dublin 15, D15PR23, Ireland.

BACKGROUND

WHEREAS, UDC has rights in certain patents concerning Organic Light Emitting Devices;

WHEREAS, SDC previously obtained license rights to practice under certain ones of these patents under an OLED PATENT LICENSE AGREEMENT effective as of January 1, 2018, including any agreement supplemental thereto (the “2018 License Agreement”); and

WHEREAS, SDC desires to obtain license rights to continue its practice under these patents beyond the 2018 License Agreement’s expiration on December 31, 2022.

NOW, THEREFORE, intending to be legally bound, SDC and UDC agree as follows:

AGREEMENT

1.
Definitions

In addition to other terms defined elsewhere herein, the following terms shall have their corresponding meanings when used in this Agreement.

1.1
“Affiliate” means a corporation, partnership, trust or other entity that directly or indirectly (through one or more intermediates) controls, is controlled by or is under common control with the party in question. For such purposes, “control,” “controlled by” and “under common control with” shall mean the ability to make, or participate meaningfully in the making of, business decisions on behalf of the relevant entity and/or such party, as applicable. “Control” shall be presumed where the party in question owns fifty percent (50%) or more of the voting or other similar interests in the relevant entity.
1.2
“Licensed Product” means an OLED Display Module, or any product or part thereof that incorporates such an OLED Display Module, which OLED Display Module is made using a Permitted Process and which (a) is covered, in whole or in part, by any Valid Claim(s); and/or (b) is manufactured using a process that is covered, in whole or in part, by any Valid Claim(s).

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1.3
“OLED” or “Organic Light Emitting Device” means a device consisting of two electrodes, at least one of which is transparent, together with one or more chemical substances deposited between these two electrodes, at least one of which chemical substances is an organic or organometallic material, which device emits light when a voltage is applied across the electrodes.
1.4
“OLED Display Module” means a device designed for use in display applications (which expressly exclude lighting applications), which device includes an active matrix OLED that may contain one or more colors of Phosphorescent Materials, [***].
1.5
“Permitted Process” means any method of manufacture other than organic vapor phase deposition or organic vapor jet printing, as described in any of the UDC issued patents or pending published patent applications.
1.6
“Permitted Sublicensees” means, unless otherwise separately agreed by the parties in writing, entities in which SDC has an ownership or other similar controlling interest of [***] percent [***] or more, which entities do not have, and are not Affiliates of entities (other than SDC) that have, their own OLED programs. Such entities shall be Permitted Sublicensees only for so long as they continue to satisfy the foregoing requirements.
1.7
“Phosphorescent Material” means an organometallic or other organic material intended to be used in the emissive layer of an OLED, and that when so used in the emissive layer, emits radiation from a triplet excited state or enhances the emission of radiation through phosphorescent sensitization.
1.8
“UDC Patents” means all patents, the design patents and the utility models (a) issued/registered in any country or territory in the world as of the Effective Date; or (b) issued/registered from the patent applications filed before or during the Term subject to Section 2.2 below, which UDC and/or its Affiliates at anytime during the Term own (it being understood that any ownership transfer of such patents shall be subject to the license rights granted to SDC hereunder), or at any time during the Term have the right to grant license thereunder. Subject to Section 2.2, UDC Patents shall specifically include, without limitation, those patents, the design patents and the utility models, for which UDC and/or its Affiliates have obtained, or will obtain at anytime during the Term (including, without limitation, those patents acquired by UDC from FujiFilm Corporation in 2012 and BASF SE in 2016), and certain patents owned by third parties (“Third Party Patents”) under which UDC and/or its Affiliates have rights to grant sublicenses to SDC, subject to any applicable sublicensing terms in the agreements with such third parties and the terms of Exhibit D.
1.9
“Valid Claim” means a claim of an issued/registered and unexpired UDC Patent, which claim has not been finally held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction.
2.
License Rights
2.1
Grant of License to SDC. Subject to the remaining provisions of this Article 2, UDC hereby grants to SDC a worldwide, non-exclusive and non-transferable (except in connection with a permitted transfer of this Agreement as a whole) license under the UDC Patents, solely to manufacture (including the right to practice methods, processes and procedures), have

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manufactured by its Permitted Sublicensees, sell, offer for sale, use, lease, import, distribute and otherwise dispose of Licensed Products. SDC shall be permitted to grant sublicenses of the foregoing license rights solely to its Permitted Sublicensees, provided that (a) each such sublicense shall be pursuant to a written agreement between SDC and the Permitted Sublicensee, which written agreement shall obligate the Permitted Sublicensee to abide by the scope of license and other provisions of this Agreement that are applicable to Permitted Sublicensees; (b) in addition to its other rights or remedies hereunder, UDC shall be expressly identified in the written sublicense agreement as a third-party beneficiary thereof, entitled to enforce the scope of license and other applicable provisions of this Agreement directly against the Permitted Sublicensee; (c) SDC shall identify the name and business address of each such Permitted Sublicensee to UDC in writing promptly following its entry into a written sublicense agreement with the Permitted Sublicensee; and (d) SDC shall use its best efforts to cause each Permitted Sublicensee abide by the scope of license and other applicable provisions of this Agreement.
2.2
License Rights to Future Patents. To the extent UDC and/or its Affiliates have the right to do so, SDC’s license rights under Section 2.1 above will be expanded to include, and UDC and its Affiliates hereby grant to SDC a license under, additional patents, for which UDC and/or its Affiliates at anytime during the Term acquires the ownership interest or the right to grant license thereunder, to the extent such additional patents cover SDC’s manufacture, use, importation, or sale of OLED Display Modules through Permitted Processes as contemplated hereunder, but excluding any such patents which (a) are acquired by UDC through a merger, asset acquisition or other similar transaction, and (b) do not relate to phosphorescent OLED technology (“Non-Phosphorescent Patents”), unless separately agreed in writing. [***]
2.3
No Right to Make OLED Materials. Except as may otherwise be expressly agreed to by the parties in writing, nothing in this Agreement shall be construed as authorizing or otherwise permitting SDC or its Permitted Sublicensees, or any third parties claiming through them, to practice under any UDC Patents for purposes of manufacturing Phosphorescent Materials or other OLED materials, or having Phosphorescent Materials or other OLED materials manufactured for them or on their behalf.
2.4
Patents on SDC Improvements. SDC hereby covenants not to assert or assist third-parties in asserting, and SDC shall ensure that its Permitted Sublicensees do not assert or assist third-parties in asserting, any of its or their patents claiming improvements, modifications or enhancements to the inventions described in the UDC Patents (“SDC Improvements”) against UDC or its Affiliates solely for their conduct of research and development activities. SDC shall, and shall cause its Permitted Sublicensees to, condition each assignment or exclusive license of any patent claiming a SDC Improvement on the assignee or licensee agreeing to covenant the same to UDC in writing.
2.5
Reservation of Rights. Except for the license rights expressly granted to SDC under this Article 2, all rights to practice under the UDC Patents are reserved unto UDC and its licensors. Except for the express covenants of SDC and its Permitted Sublicensees under this Article 2, all rights to practice under any patents claiming SDC Improvements are reserved unto SDC and its Permitted Sublicensees. No implied rights or licenses to practice under any patents or to utilize any unpatented inventions, know-how or technical information of either party are granted to the other party hereunder. For clarification, the license granted under Section 2.1 does

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not include Phosphorescent Materials covered by the UDC Patents unless such materials are purchased from UDC and/or its Affiliates.
2.6
Release. UDC, on behalf of itself, and each of its Affiliates and its and their respective predecessors, successors, and assigns, does hereby for their and their respective legal successors, heirs and assigns, release, acquit and discharge SDC or its Permitted Sublicensees and its and their respective officers, directors, employees, agents, successors, assigns, representatives and attorneys, and its direct and indirect customers, distributors, dealers, and resellers, from any and all claims or liabilities of any kind and nature, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (i) to the extent arising from infringement before the Effective Date of any of UDC Patents by Licensed Products (whether direct, contributory or by inducement, and whether or not willful) based on any acts of SDC or its Permitted Sublicensees prior to the Effective Date, or (ii) arising from infringement of any UDC Patents (whether direct, contributory or by inducement, and whether or not willful) based on Licensed Products manufactured or sold prior to the Effective Date; provided, however, this release shall apply only to the extent of the rights held by UDC and/or its Affiliates. For clarifications, the release granted under this Section 2.6 does not include release of any material suppliers to SDC or its Permitted Sublicensees for any manufacture or supply of material prior to the Effective Date.
3.
Patent Matters
3.1
Patent Validity. To the extent permitted by law, SDC shall not, and shall ensure that its Permitted Sublicensees do not, challenge or assist others in challenging the validity or enforceability of any of the UDC Patents or their counterpart foreign patent applications.
4.
Consideration
4.1
License Fees. In consideration of the license rights granted by UDC hereunder, SDC shall pay to UDC the license fees specified in Exhibit A hereto. Said license fees are due and payable on the date(s) specified in Exhibit A hereto. Except as may otherwise be specified in Exhibit A hereto, all license fees shall be non-refundable and payment thereof shall be irrevocable and unconditional.
4.2
Acknowledgement. Both parties acknowledge and agree that the license fees and the methods by which they are to be paid have been determined through arms length negotiations between the parties and that such fees and methods are reasonable and appropriate notwithstanding whether and to what extent any of the UDC Patents have or are in the future issued, expired, invalidated, modified or limited in any manner in any particular country in which Licensed Products are made, sold or used, and notwithstanding the actual number and/or types of License Products SDC may sell or make during the Term of this Agreement.
4.3
[***]

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5.
Payment Terms; Audit Rights
5.1
Payments. All amounts due to UDC hereunder shall be paid in U.S. Dollars by wire transfer to a bank designated by UDC in writing, or by such other means as the parties may agree in writing. UDC’s current wire instructions are as follows:

Each payment is fully earned and shall be nonrefundable once made. Subject to Section 5.2, all payments due hereunder shall be made without set-off, deduction or credit for any amount owed (or alleged to be owed) by UDC to SDC or any of its Affiliates. UDC may require SDC to pay interest on any late payments (i.e., the payment remaining unpaid past the applicable due date as provided in Exhibit A hereto) at a per annum rate equal to the Prime Rate as published in The Wall Street Journal on the due date of payment plus [***] percent [***].

5.2
Payment Authorization and Withholding Taxes. Each party shall be responsible for its own taxes, fees, levies, or other charges, which may arise in connection with this Agreement. UDC shall provide all reasonably necessary documents to be eligible for non-deduction by SDC from the License Fee of any Korean withholding tax under the tax treaty between Ireland and South Korea and other applicable laws and regulations (“Withholding Tax”). Based upon the documents already provided (or to be provided until the Effective Date, only upon reasonable request by SDC), to SDC by UDC (the “Licensor Tax Documents”), SDC will pay the full amount of the License Fee without deducting any Withholding Tax. In the event that the Korean National Tax Service or local Korean tax authorities (collectively, the “Korean Authorities”), despite the Licensor Tax Documents, later determine that Withholding Tax should have been deducted from the License Fee made by SDC, then UDC shall be responsible for paying such Withholding Tax, [***] (“Imposed Tax”). [***] SDC will provide reasonable cooperation with UDC and support UDC’s efforts to obtain a refund, if UDC decides to appeal such Imposed Tax, including but not limited to cooperating with UDC’s counsel in its efforts and supporting UDC’s collection of statutory attorney fees from the Korean Authorities that may be due in connection with any refund.

5.3
Payment Restriction. All license fees shall be paid to UDC without deduction of currency exchange fees or other similar fees. If at any time the legal restrictions of a country outside of the United States prevent SDC from paying UDC any amounts due hereunder, UDC may direct SDC to make such payment to UDC’s account in a bank or other depository of such country.
6.
Confidentiality and Publicity
6.1
Obligations of Confidentiality and Non-Use. Each party (the “Recipient”) shall handle and maintain all Confidential Information of the other party in accordance with the following terms and conditions:
6.1.1
Recipient shall not publish, disclose or otherwise disseminate any Confidential Information of the other party, except to such of Recipient’s employees and agents who have a “need to know” it to accomplish the purposes of this Agreement, and then only if such persons previously have agreed in writing to handle and maintain such Confidential Information in accordance with the provisions of this Agreement or provisions substantially similar thereto.

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Disclosure or dissemination of Confidential Information of the other party to any other persons or entities requires the prior written approval of such other party.
6.1.2
Recipient shall maintain all Confidential Information of the other party in a safe and secure place to prevent any unauthorized access to or disclosure of such Confidential Information.
6.1.3
Recipient shall not utilize, reproduce or otherwise exploit any Confidential Information of the other party, or permit or assist others to utilize, reproduce or otherwise exploit such Confidential Information, except as is reasonably necessary to accomplish the purposes of this Agreement.
6.1.4
Promptly upon learning of any unauthorized use or disclosure of any Confidential Information of the other party, Recipient shall (i) provide the other party with written notice thereof; (ii) take such other steps as are reasonably requested by the other party in order to limit the effects of such use or disclosure; and (iii) take steps to prevent any further unauthorized use or disclosure of such Confidential Information.
6.1.5
Promptly upon the expiration or sooner termination of this Agreement, Recipient shall return to the other party, destroy and/or delete from Recipient’s records and computer systems all Confidential Information of the other party, including any copies or portions thereof, in Recipient’s possession or control; provided, however, that Recipient may retain one copy of documents incorporating Confidential Information for archival purposes only. Within thirty (30) days following the other party’s written request, Recipient shall provide the other party with a certificate of Recipient’s compliance with the foregoing requirements. Nothing in this Agreement requires a party to return or destroy any information that it is required by law to retain.
6.2
Definition of Confidential Information. As used herein, “Confidential Information” of a party means all proprietary or confidential information, in written, oral or electronic form, relating to such party’s or its licensors’, suppliers’ or business partners’ technologies, materials, research programs, operations, pricing, relationships and/or financial or business condition that is (a) disclosed in writing and marked as “Confidential”, “Proprietary” or with similar words at the time of disclosure; or (b) orally or otherwise visually disclosed and identified as confidential or proprietary at the time of disclosure and confirmed as such in writing within thirty (30) days thereafter. Notwithstanding the foregoing, “Confidential Information” of a party shall not include any information that:
6.2.1
is approved by such party in writing for release by Recipient without restriction;
6.2.2
Recipient can demonstrate by written records was previously known to Recipient other than through a prior disclosure by such party or any third party with an obligation of confidentiality to such party;
6.2.3
is publicly known as of the date of this Agreement, or becomes public knowledge subsequent thereto, through no act or omission of Recipient or any third party receiving such information from or through Recipient;

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6.2.4
is obtained by Recipient in good faith from a third party without the violation of any obligation of confidentiality to such party by either Recipient or the third party; or
6.2.5
is independently developed by or on behalf of Recipient without the benefit of such party’s Confidential Information, as shown by competent written records.
6.3
Disclosure Required by Law. This Agreement shall not restrict Recipient from disclosing any Confidential Information of the other party to the extent required by applicable law, or by the order of any court or government agency; provided, however, that Recipient shall afford the other party prompt notice of such law or order, so that the other party may interpose an objection to such disclosure or take whatever other actions the other party deems appropriate to protect such Confidential Information, and provided further that Recipient shall use all reasonable efforts to (a) limit such disclosure to only that Confidential Information which is required to be disclosed, and (b) ensure that the person or entity to whom such Confidential Information is disclosed agrees to keep it confidential.
6.4
Responsibility for Personnel. Recipient shall be responsible for the acts or omissions of any persons or entities receiving Confidential Information of the other party from or through Recipient to the extent such acts or omissions, if by Recipient, would constitute violations of this Agreement by Recipient.
6.5
Confidentiality of this Agreement. The terms of this Agreement shall be deemed Confidential Information of each party and shall be treated as such by both parties. Notwithstanding the foregoing sentence, either party may disclose in its public filings such of the terms of this Agreement as are reasonably required for such party to comply with applicable securities laws and regulations, including, without limitation, by filing an appropriately redacted copy of this Agreement in connection therewith. Provided that such party filing such redacted copy of this Agreement under this Section 6.5 shall prior to such filing provide the other party with such redacted copy proposed to be filed, and shall seek the written consent by the other party, which consent shall not be unreasonably withheld.
6.6
Press Releases and Other Public Disclosure. Within [***] business days following the execution of this Agreement, so as to coincide with UDC parent company, Universal Display Corporation’s obligation as public company to file with the U.S. Securities and Exchange Commission of a Current Report on Form 8-K (the content of which shall be substantially as set forth in Exhibit C hereto), Universal Display Corporation shall issue a press release, the content of which shall be substantially as provided in Exhibit B hereto. [***] Nothing herein shall prohibit either party from making any disclosure of this Agreement or the terms hereof to the extent required by law or regulation.
7.
Representations and Warranties; Disclaimers and Limitations of Liability
7.1
Warranties by Both Parties. Each party represents and warrants to the other that such party has the right, power and authority to enter into this Agreement and to perform its obligations hereunder, and that such performance will not violate any other agreement or understanding by which such party is bound.

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7.2
Further Warranty by UDC. UDC additionally represents and warrants to SDC that UDC owns or has sufficient rights in the UDC Patents to grant the licenses granted to SDC hereunder, including those patents it acquired from Fujifilm Corporation and BASF SE.
7.3
Disclaimer of Additional Warranties. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, VALIDITY, QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED BY EACH PARTY. In particular, UDC makes no representations or warranties that SDC will be able to manufacture, sell or use any Licensed Products without obtaining additional license rights from third parties.
7.4
Limitation on Certain Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING UNDER OR IN CONNECTION WITH A BREACH OR ALLEGED BREACH OF THIS AGREEMENT. The foregoing limitation shall not limit either party’s liability to the other party for: (a) any claims of bodily injury or damage to tangible property resulting from such party’s gross negligence or willful misconduct, (b) any infringement of the other party’s patents or unauthorized use of the other party’s proprietary materials or information; or (c) any breach of the provisions of Article 6 respecting the other party’s Confidential Information.
7.5
Essential Part of the Bargain. The parties acknowledge that the disclaimers and limitations of liability set forth in this Article 7 reflect a deliberate and bargained for allocation of risks between them and are intended to be independent of any exclusive remedies available under this Agreement, including any failure of such a remedy to achieve its essential purpose.
8.
Term and Termination
8.1
Term. Unless otherwise extended by mutual written agreement of the parties, the term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue until December 31, 2027, or through the date on which this Agreement is terminated as permitted hereunder, whichever occurs sooner. Unless otherwise expressly agreed in writing by the parties, all licenses granted under this Agreement shall expire immediately at the end of the Term.
8.2
Termination for Breach. Either party may terminate this Agreement on written notice to the other party if the other party materially breaches this Agreement or the 2018 License Agreement and fails to cure such breach within thirty (30) days following written notice thereof by the terminating party.
8.3
Termination for Challenge of Patents. UDC may terminate this Agreement immediately on written notice if SDC or any of its Affiliates asserts or assists another in asserting, before any court, patent office or other governmental agency, that any of the UDC Patents, or their counterpart foreign patent applications, is invalid or unenforceable.
8.4
Other Termination. Either party may terminate this Agreement on written notice to the other party if the other party permanently ceases conducting business in the normal course,

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becomes insolvent or is adjudicated bankrupt, makes a general assignment for the benefit of its creditors, admits in writing its inability to pay its debts as they become due, permits the appointment of a receiver for its business or assets, or initiates or becomes the subject of any bankruptcy or insolvency proceedings which proceedings, if initiated involuntarily, are not dismissed with sixty (60) days thereafter.
8.5
Survival. The following provisions of this Agreement shall survive the expiration or earlier termination of this Agreement: (a) Articles 5 through 9; (b) any unfulfilled payment obligations of SDC to the extent not excused due to UDC’s breach; and (c) any other provisions necessary to interpret the respective rights and obligations of the parties hereunder.
9.
Miscellaneous
9.1
Independent Contractors. This Agreement is not intended by the parties to constitute, create, give effect to, or otherwise recognize a joint venture, partnership, or formal business organization of any kind. Each party hereto shall act as an independent contractor and neither shall act as an agent of the other for any purpose. Neither party has the authority to assume or create any obligation, express or implied, on behalf of the other.
9.2
Force Majeure. Neither party shall be in breach of this Agreement for any failure of performance (other than a failure to pay amounts due and owing hereunder) caused by an event beyond its reasonable control and not due to its or its Affiliates’ fault or negligence. In the event that such a force majeure event occurs, the party unable to perform shall promptly notify in writing the other party of such non-performance and its expected duration. In addition, such party shall in good faith maintain such partial performance of this Agreement as is reasonably practicable, shall use all reasonable efforts to overcome the cause of nonperformance by immediately taking reasonable steps to limit or minimize the consequences of such force majeure and shall resume full performance as soon as is reasonably practicable. The end of the force majeure shall also be reported in writing.
9.3
Non-Assignment. This Agreement and the rights and obligations of the parties hereunder shall not be assigned or transferred by either party without the prior written consent of the other party, except that either party may assign or transfer this Agreement, in its entirety, to a successor in interest to all or substantially all of such party’s business or assets to which this Agreement relates, whether by merger, acquisition or otherwise. Either party may assign or transfer this Agreement, in its entirety, to a wholly owned Affiliate thereof, subject to the written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, SDC may not assign or transfer this Agreement to a third party with whom UDC is then-engaged in litigation or other formal adversarial or dispute resolution proceedings respecting the UDC Patents. Should SDC assign or transfer this Agreement, whether by merger, acquisition or otherwise, to a third party with an existing OLED display business, or should SDC acquire the existing OLED display business of any third party, the license rights granted to SDC under this Agreement shall not extend to any current or future products of such third party’s OLED display business unless otherwise expressly agreed to by UDC in writing. Moreover, should UDC have already entered into a similar license agreement with the third party at the time of such assignment, transfer or acquisition, there shall be no reduction of the payment or other obligations of SDC under this Agreement as they pertain to products of SDC’s OLED display business, or of such third party under its similar license agreement as they pertain to products of the third party’s OLED

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display business, unless otherwise expressly agreed to by UDC in writing. Nothing herein shall confer any rights upon any person other than the parties hereto and their respective successors and permitted assigns.
9.4
Equitable Relief. In the event of a party’s actual or reasonably anticipated infringement of the other party’s patents, unauthorized use of the other party’s proprietary materials or information; or breach of the provisions of Article 6 respecting the other party’s Confidential Information, such other party shall be entitled to seek injunctive or other equitable relief restraining such activity without the necessity of proving actual damages or posting any bond or other security. Such relief shall be in addition to, and not in lieu of, any other remedies that may be available to the other party, at law or equity, including, without limitation, an action for the recovery of damages.
9.5
Choice of Law; Dispute Resolution. This Agreement and the relationship of the parties hereunder shall be interpreted and governed in accordance with the federal laws of the United States of America and the laws of the State of New York, U.S.A., without regard to any principles respecting conflicts of law. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.
9.6
Notices. All notices and other communications under this Agreement shall be in writing and hand delivered or sent by e-mail transmission with confirmation of receipt, commercial overnight courier with written verification of receipt, or certified or registered mail, postage prepaid and return receipt requested; provided, however, that all notices concerning any dispute or any alleged breach or termination of this Agreement, in whole or in part, must be sent by overnight courier or certified or registered mail. Such notices and other communications shall be effective when received if hand delivered, when sent if sent by confirmed e-mail transmission, on the next business day of the recipient when sent by overnight courier, or five (5) business days after deposit in the mail when sent by certified or registered mail. All notices and other communications shall be directed to the parties at their respective addresses as set forth below, or to such other address(es) as either party shall provide to the other in a notice given in accordance herewith.

If to UDC,

All financial notices, to:

UDC Ireland Limited

Suite 14, Plaza 256

Blanchardstown Corporate Park 2

Ballycoolin

Dublin 15, Republic of Ireland

Attn:

Tel No.:

E-mail:

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All other notices and communications, to:

[same as above]

Universal Display Corporation

Attn:

250 Phillips Boulevard

Ewing, New Jersey, U.S.A. 08618

Fax No.:

Tel No.:

E-mail:

If to SDC,

Samsung Display Co., Ltd.

SR-5 Building, 3nd Floor, IP Team

1 Samsung-ro , Giheung-gu, Yongin-si

Gyeonggi-do, 17113, Republic of Korea

Attn:

Tel No.:

E-mail:

Attn:

Tel No.:

E-mail:

9.7
No Waivers. The failure of either party on one or more occasions to assert any right hereunder, or to insist upon compliance with any term or condition herein, will not constitute a waiver of that right or excuse any subsequent nonperformance of any such term or condition, or of any other term or condition, by the other party. No waiver of any term of this Agreement shall be effective unless it is in writing and signed by an authorized representative of the party to be bound.
9.8
Severability. In view of the possibility that one or more of the provisions of this Agreement may subsequently be declared invalid or unenforceable in a particular jurisdiction by competent court or administrative tribunal, the parties hereto agree that invalidity or unenforceability of any of the provisions in a particular jurisdiction shall not in any way affect the validity or enforceability of such provisions in any other jurisdiction, or nor shall it affect the validity or enforceability of any other provisions of this Agreement unless the invalidated or unenforceable provisions comprise an integral part of, or are otherwise clearly inseparable from, such other provisions.
9.9
Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes, cancels and annuls all prior understandings, negotiations and communications between the parties with respect thereto, including the 2018 License Agreement. No modification of or addition to this Agreement shall be effective unless it is in writing and signed by an authorized representative of each party.

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9.10
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives:

Samsung Display Co., Ltd. UDC Ireland Limited

By: /s/ Joo Sun Choi By: /s/ Sidney D. Rosenblatt

Name: JOO SUN CHOI Name: SIDNEY D. ROSENBLATT

Title: President and CEO Title: Director

Date: December 2, 2022 Date: December 2, 2022

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Exhibit A

License Fees

SDC shall pay to UDC license fees of [***] (the “License Fee”), said fee to be paid in installments as follows:

[***]

As of January 1, 2023, the License Fee Installments shall be paid to UDC [***]. UDC shall invoice SDC [***] at least [***] days in advance of the applicable due date, [***].

Notwithstanding the foregoing, in the event of any termination of this Agreement, all remaining unpaid license fee installments, to the extent not excused due to such termination, shall be immediately due and owing to UDC.

[***]

Two Year “Term Extension Option:”

[***]

UDC/SDC Confidential Page 14 of

Exhibit B

Press Release Format

Samsung Display and Universal Display Corporation Enter into Long-Term OLED Agreements

Ewing, New Jersey – [DATE] - Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today announced the signing of long-term OLED material supply and license agreements with Samsung Display Co., Ltd. (SDC), a global display manufacturing leader. These agreements affirm that Universal Display Corporation will continue to supply its proprietary UniversalPHOLED phosphorescent OLED materials and technology to Samsung Display for use in its OLED displays. The agreements are scheduled to run through December 31, 2027, and may be extended for an additional two year period. Financial terms of the agreements have not been disclosed.

“We are pleased to announce the signing of these long-term agreements with Samsung Display, our partner for more than two decades,” said Steven V. Abramson, President and Chief Executive Officer of Universal Display Corporation. “Through our twenty-plus years of innovation and materials supply, our cooperation and collaboration with SDC has grown stronger and broader. As we enter new frontiers of the OLED revolution, we look forward to continuing to work hand-in-hand to support Samsung’s product roadmaps of advanced, inventive and beautiful OLED displays with our expanding portfolio of highly-efficient, high-performing proprietary OLED technologies and UniversalPHOLED materials.”

About Universal Display Corporation

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UDC/SDC Confidential Page 15 of

Exhibit C

Content of Proposed 8-K Filing

Item 1.01 Entry into a Material Definitive Agreement.

On [DATE], the Registrant, through its wholly owned subsidiary UDC Ireland Limited, and Samsung Display Co., Ltd. (“SDC”) entered into an OLED Patent License Agreement (the “License Agreement”) and a Supplemental OLED Material Purchase Agreement (the “Supplemental Agreement”), both effective as of January 1, 2023.

The License Agreement extends SDC’s rights under certain of Registrant’s intellectual property for at least another five years to manufacture and sell certain phosphorescent organic light emitting diode (OLED) display products. In consideration of the license grant, SDC agreed to pay the Registrant a license fee over the term of the License Agreement.

Pursuant to the Supplemental Agreement, the parties agreed that SDC shall continue to purchase red and green dopants from the Registrant, and the Registrant shall supply to SDC, a minimum amount of such phosphorescent materials for SDC’s use in the manufacture of licensed products. This minimum purchase commitment is subject to the Registrant being able to supply SDC with sufficient material to meet its requirements over the term of the Supplemental Agreement, which is concurrent with the term of the License Agreement. In addition, the parties have agreed to continue their discussions regarding ongoing collaboration and supply of blue phosphorescent materials and the entry of separate commercial supply and license provisions with respect to such materials.

UDC/SDC Confidential Page 16 of

Exhibit D

Sublicense Under Third Party Patents

To the extent UDC and/or its Affiliates have the right to do so and to the extent utilized by SDC, UDC hereby grants to SDC a worldwide, non-exclusive and non-transferable (except in connection with a permitted transfer of this Agreement as a whole) license under certain patents owned by third parties (“Third Party Patents”) under which UDC and/or its Affiliates have rights to grant sublicenses to SDC, subject to any applicable sublicensing terms in the agreements with such third parties, solely to manufacture (including the right to practice methods, processes and procedures), have manufactured by its Permitted Sublicensees, sell, offer for sale, use, lease, import, distribute and otherwise dispose of Licensed Products.

A list of Third Party Patents available for license hereunder is set forth in Appendix 1-A below [***]. A list of Third Party Patents utilized by SDC is set forth in Appendix 1-B below. [***]

Terms and Conditions for licenses under Third Party Patents

SDC will cooperate with UDC to enable UDC to comply with its reasonable third party reporting obligations that are required for the sublicenses granted hereunder, [***].

UDC/SDC Confidential Page 17 of

Appendix 1-A to Exhibit D

List of Third Party Patents Available for License

[***]

UDC/SDC Confidential Page 18 of

Appendix 1-B to Exhibit D

List of Third Party Patents

[***]

UDC/SDC Confidential Page 19 of